                                                                 EXHIBIT (10)(a)

                                 LOAN AGREEMENT

         This Loan Agreement ("Agreement") entered into as of the 12th day of May, 2003, by and among J. ALEXANDER'S CORPORATION, J. ALEXANDER'S RESTAURANTS, INC., both Tennessee corporations (collectively referred to as the "Borrower"), and BANK OF AMERICA, N.A. a national banking association ("Lender").

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lender provide a Five Million and No/100 Dollars ($5,000,000.00) credit facility to the Borrower; and

         WHEREAS, the Lender has agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, as an inducement to cause Lender to extend credit to Borrower, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

         1.       Definitions.

                  (a) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  (b) "Applicable Margin" means for any Fiscal Quarter the applicable rate per annum in excess of the LIBOR Rate set forth in the table below:

                                                                                  Unused
        LEVEL          Ratio of Adjusted Debt to           Applicable           Commitment
                               EBITDAR                       Margin               Fee %
                       -------------------------           ----------           ----------

     I                 Less than or equal to 2.50            2.00%                0.125%

     II                Less  than or  equal  to 3.00
                       but greater than 2.50                 2.25%                0.25%

     III               Less  than or  equal  to 4.00
                       but greater than 3.00                 2.50%                0.30%

     IV                Less  than or  equal  to 4.15
                       but greater than 4.00                 4.00%                0.75%

     V                 Greater than 4.15                   Default Rate           0.75%

                  (c) "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  (d) "Base Rate" means the LIBOR Daily Floating Rate plus the Applicable Margin. For purposes hereof, the Applicable Margin will be that shown as Level III in the table contained in the definition of Applicable Margin for the period from the Effective Date until delivery by Borrower of the quarterly financial statements of the Borrower in accordance with Section 17(b). Upon receipt of the Borrower's quarterly financial statements, Lender shall determine if the results of such financial statements justify resetting the Applicable Margin to another Level, and if so, then the Applicable Margin shall be retroactively adjusted as of the first day of the then Fiscal Quarter to Level I, II, III, IV or V, as applicable, and shall continue to the last day of such Fiscal Quarter. This will continue each Fiscal Quarter thereafter. If Borrower fails to deliver the quarterly financial statements in accordance with time limits set forth in Section 17(b), the Applicable Margin shall be retroactively adjusted as of the first day of the then Fiscal Quarter to Level IV.

                  (e) "Business Day" means any day other than a Saturday, a Sunday, or legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Nashville, Tennessee; provided that such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market. Should any payment of principal or interest be due on a day that is not a Business Day, then the payment shall be due on the first Business Day thereafter.

                  (f) "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  (g)      "Closing Date" means the date hereof.

                  (h) "Code" means the Internal Revenue Code of 1986, as amended, modified, succeeded or replaced from time to time.

                  (i) "Collateral Documents" means the security agreements, mortgages and such other documents executed and delivered in connection with the attachment and perfection of the Lender's security interests and/or liens in the assets of the Borrower, including, without limitation, a UCC fixture filing financing statement(s).

                  (j) "Collateral" means all collateral referred to in and covered by the Collateral Documents.

                  (k)      "Default" has the meaning specified in Section 36.

                  (l) "Default Rate" means the Base Rate plus three percent per annum.

                  (m) "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  (n) "Effective Date" means the date on which the conditions set forth in Section 5 shall have been fulfilled (or waived in the sole discretion of the Lender) and on which the initial Loans shall have been made and/or the initial Letters of Credit shall have been issued.

                  (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  (p) "ERISA Affiliates" means an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 4001(a)(14) or ERISA, or is a member of a group which includes Borrower and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  (q) "ERISA Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  (r) "Environmental Laws" means the Environmental Protection Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act and any other federal, state or municipal law, rule or regulation relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous or toxic waste or materials, or other environmental or health matters.

                  (s) "Fiscal Quarter" means each 13 or 14 week period, as applicable, of Borrower's fiscal year.

                  (t)      "Funded Debt" means, without duplication, the sum of
         (a) all indebtedness of the Borrower for borrowed money, (b) all purchase money indebtedness of the Borrower,

         (c) the principal portion of all obligations of the Borrower under Capital Leases, (d) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued by bankers' acceptance facilities created for the account of the Borrower to the extent of all unreimbursed draws thereunder, (e) all guaranty obligations of the Borrower with respect to Funded Debt of another person, (f) all Funded Debt of another entity secured by a Lien on any property of the Borrower whether or not such Funded Debt has been assumed by Borrower, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent the Borrower is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture, (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product pursuant to which Borrower is the obligor where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, and (i) any subordinated or convertible debt.

                  (u) "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower and any predecessors.

                  (v) "Governmental Authority" means any federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  (w) "Hazardous Materials" means those substances included from time to time within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conversation and Recovery Act of 1976, 42 U.S.C. ss. 1801 et seq., and in the regulations promulgated pursuant to such acts and laws; and such other substances that are or become regulated under any applicable local, state or federal law or regulation addressing environmental hazards.

                  (x) "Interest Expense" means, for any period, with respect to the Borrower, all interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP.

                  (y) "Interest Income" means, for any period, with respect to the Borrower, all interest income as determined in accordance with GAAP.

                  (z) "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge or any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  (aa) "Loan" or "Loans" means the Revolving Loans, or a portion of any Revolving Loan, as appropriate.

                  (bb) "Loan Documents" means this Agreement, the Notes, the Collateral Documents, and all other related agreements and/or documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  (cc) "LIBOR Daily Floating Rate" shall mean the fluctuating rate of interest equal to the per annum rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in Lender's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "LIBOR Daily Floating Rate" shall mean the fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in Lender's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. Interest based on the LIBOR Daily Floating Rate is a floating rate and will change on and as of the date of a change in the LIBOR Daily Floating Rate. The period of time during which the LIBOR Daily Floating Rate shall be applicable shall be a LIBOR Daily Floating Rate Interest Period.

                  (dd) "Material Adverse Effect" means a material adverse effect, after taking in account applicable insurance, if any (to the extent the provider thereof has the financial ability to support its obligation with respect thereto and is not disputing same), on (a) the operations, financial condition, business or prospects of the Borrower and its subsidiaries taken as a whole, (b) the ability of Borrower to perform its obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement, any of the other Loan Documents, or the rights or remedies of the Lender hereunder or thereunder taken as a whole.

                  (ee) "Net Income" means, for any period, the net income after taxes for such period of the Borrower, as determined in accordance with GAAP.

                  (ff) "Note" or "Notes" means the Revolving Loan Note together with any renewals, extensions or modifications thereof.

                  (gg) "Notice of Borrowing" means a request by the Borrower for a Revolving Loan.

                  (hh) "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  (ii) "Permitted Liens" means (a) Liens securing obligations of Borrower to Lender, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosures, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not due and payable or, if due and payable, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with indebtedness allowed under Section 33(a), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, and (k) Liens existing on the date hereof and identified on Schedule 1; provided that no such Liens shall extend to any property other than the property subject thereto on the Closing Date.

                  (jj) "Permitted Investments" means (i) obligations of U.S. banks limited to bankers acceptances, certificates of deposit, Eurodollar certificates of deposit and Eurodollar time deposits. Banks must be rated A1/P1/F1/D1, or "A" or better by any two of the four U.S. rating agencies (Standard & Poor's, Moody's, Duff & Phelps, and Fitch);
         (ii) obligations of non U.S. banks which are headquartered in Canada, United Kingdom,

         France, West Germany, Netherlands, Belgium, Switzerland, Italy, Japan and Australia and limited to Eurodollar certificates of deposit and Eurodollar time deposits and with a bank rating of A1/P1/F1/D1 "A" or better by any two of the four US rating agencies; (iii) commercial paper rated top tier, A1/P1/F1/D1 by any two of the four rating agencies; (iv) securities, including tax-advantaged floating rate securities, of major U.S. corporations and U.S. bank holding companies with a minimum rating of A1/P1, "A" or equivalent; (v) taxable and tax exempt obligations of state, county and local governments including floating rate and auction rate securities and bonds with put options; such investments must be fully secured by standby letter of credit issued by a U.S. bank meeting credit quality stated above or investments must be rated A1/P1/F1/D1; "A"; SP-1/MIG-1 by two of the rating agencies; (vi) Money Market funds regulated by the SEC and where their portfolios consist of the listed eligible investments; or (vii) obligations issued or backed by the U.S. Government or any of its agencies.

                  (kk) "Person" means any individual partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  (ll) "Revolving Committed Amount" means $5,000,000.00 or such lesser amount as the Revolving Committed Amount may be reduced.

                  (mm)     "Revolving Loan Maturity Date" means April 30, 2006.

                  (nn) "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.

                  (oo) "Revolving Note" or "Revolving Notes" means the promissory note of the Borrower in favor of the Lender evidencing the Revolving Loans provided pursuant to Section 2, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  (pp) "Unused Commitment" means, for any period, the amount by which the face principal amount of the $5,000,000.00 Line of Credit Loan exceeds the daily average sum for such period of the outstanding aggregate principal amount of the revolving loans made by Lender to Borrower under the $5,000,000.00 Line of Credit Loan.

         2. Revolving Loan. Lender agrees to make a $5,000,000.00 revolving line of credit loan to the Borrower at any time, and from time to time during the period from the date hereof to, but not including, the Revolving Loan Maturity Date (the "Revolving Loan"). Borrower may borrow, repay and reborrow the Revolving Loan at any time, up to a maximum aggregate amount outstanding at any one time equal to $5,000,000.00, provided that Borrower is not in default under any provision of this Agreement or the Loan Documents, and provided that the borrowings hereunder do not exceed the limitation on borrowings by Borrower set forth in Section 2(g) below.

                  (a) Use of Proceeds. Advances under the Revolving Loan shall be used by Borrower to pay or reimburse itself for capital expenditures related to the development of new restaurants and for general operating purposes.

                  (b) Interest Rate. Prior to maturity, the principal amount outstanding under the Revolving Loan shall bear interest at the Base Rate.

                  (c) Method of Borrowing for Revolving Loan. By no later than 11:00 a.m. Central Standard Time, on the same day of the requested borrowing under the Revolving Loan, the Borrower shall notify Lender of Borrower's desire to borrow under the Revolving Loan indicating the exact amount requested.

                  (d) Funding of Revolving Loan. Upon Borrower's notice to Lender of its intent to borrow under the Revolving Loan pursuant to
         Section 2(c), the amount of the requested Revolving Loan will then be made available to the Borrower by the Lender by crediting the account of the Borrower on the books of such office of the Lender, to the extent the amount of such request is available for borrowing.

                  (e) Payments. Payment of all obligations arising under the Revolving Loan shall be made as follows:

                           (i)      Interest and Fees. Interest on the
         outstanding principal balance under the Revolving Loan shall be paid in arrears on the 1st day of each month, beginning on June 1, 2003. Also, on the 1st day of each calendar quarter, an Unused Commitment Fee shall be paid in arrears to Lender in accordance with Unused Commitment Fee percentage set forth in section 1(b), multiplied by the Unused Commitment.

                           (ii)     Mandatory Prepayment. Borrower must
         immediately prepay any amount by which the principal balance of the Revolving Loan exceeds $5,000,000.00 as reduced by subsection 2(g) below.

                           (iii) All Amounts Due. All remaining principal, interest and expenses outstanding under the Revolving Loan shall become due on the Revolving Loan Maturity Date.

                  (f) Conversion to Term Loan. Subject to the provisions contained herein, and provided that no Default has occurred and is continuing, and further provided that the Collateral pledged to Lender as security for the Revolving Loan has a loan to value ratio greater than 80% on the date of conversion, Borrower has the option to make a written election to convert the then outstanding balance of the Revolving Loan to a term loan at any time prior to March 30, 2006 (the "Term Loan"). The written election must be delivered to Lender at least thirty (30) days prior to the Revolving Loan Maturity Date.

         Upon conversion, there will be a conversion fee equal to one-quarter (1/4) of one percent (1%) of the then outstanding principal balance. The then unpaid principal balance will amortized over 60 months and be repayable in sixty (60) equal monthly installments of principal with the first principal payment due thirty (30) days following the conversion date. Interest will continue to be paid monthly at the same time as the principal payment is due. Interest shall accrue on the Note at the Base Rate.

                  (g) Reductions in Committed Amount. In any calendar year, Borrower may attempt to finance up to $750,000.00 of its capital expenditures through one or more equipment leases with an affiliate of Lender on terms and conditions to be negotiated between Borrower and such affiliate. Borrower acknowledges that Lender is not extending any commitment for refinancing on behalf of any such affiliates. To the extent the Borrower utilizes such option, the maximum amount of the Revolving Loan will be reduced dollar for dollar by the amount of such leases.

         3. Revolving Loan Note. The Revolving Loans made by Lender shall be evidenced by a duly executed promissory note of the Borrower to Lender in the face amount of the Revolving Committed Amount.

         4. Interest. Interest shall be calculated based upon a 360-day year. If the adoption of or change in any applicable legal requirement or any change in the interpretation or administration thereof by any governmental authority or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, shall at any time as a result of any portion of the principal balance of the Revolving Loans being maintained on the LIBOR Daily Floating Rate:

                  (a) Subject the Lender to any tax (including without limitation any United States Interest Equalization Tax), levy, impost, duty, charge, fee (collectively "Taxes"), other than income and franchise taxes of the United States and its political subdivisions; or

                  (b) Change the basis of taxation on payments due from the Borrower to the Lender under any LIBOR Daily Floating Rate borrowing (otherwise than by a change in the rate of taxation of the overall net income of the Lender); or

                  (c) Impose, modify, increase or make applicable any reserve requirement, special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation
         D) against assets held by the Lender, or against deposits or accounts in or for the account of the Lender, or against any loans made by the Lender, or against any other funds, obligations or other property owned or held by Lender; or

                  (d) Impose on the Lender any other condition regarding any LIBOR Daily Floating Rate borrowing; and

         The result of any of the foregoing (a) through (d) is to increase the cost to the Lender of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the LIBOR Daily Floating Rate, or reduce the amount of principal or interest received by the Lender, then, upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts which shall reasonably compensate the Lender for such increased cost or reduced amount relating to LIBOR Daily Floating Rate borrowings outstanding after Lender's demand. Lender will promptly notify Borrower of any proposed increase hereunder. The Lender's reasonable determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error.

         In no event shall the interest rate charged on the Loans exceed the maximum rate allowed under applicable law. Any amounts paid in excess of the maximum lawful rate shall be applied to reduce the principal amount of Borrower's obligations to Lender or shall be refunded to Borrower, at Lender's election. After maturity or upon a Default (by acceleration or otherwise), the principal amount under the Loans shall bear interest at the applicable rate of interest in effect at the time of default plus 3%, per annum (the "Default Rate").

         5. Closing Conditions. The obligation of the Lender to enter into this Agreement and make the Loans is subject to satisfaction of the following conditions (in form and substance acceptable to the Lender in its sole discretion):

                  (a) Executed Credit Documents. Receipt by the Lender of duly executed copies of: (i) this Agreement; (ii) the Note; (iii) the Collateral Documents and (iv) all other Loan Documents.

                  (b) Corporate Documents. Receipt by the Lender of the following:

                           (i) Resolutions. Copies of resolutions of the Board of Directors of Borrower approving and adopting the Loan Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, and an incumbency certificate, certified by a secretary or assistant secretary of Borrower to be true and correct and in force and effect as of the Effective Date.

                           (ii) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to Borrower certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of Borrower's incorporation and in the States of Illinois and Ohio with respect to J. Alexander's Restaurants, Inc. and in the State of Ohio as to J. Alexander's Corporation.

                  (c) Personal Property Collateral. The Lender shall have received, in form and substance satisfactory to the Lender:

                           (i) duly executed UCC fixture filing financing statements for each appropriate jurisdiction as is necessary, in the Lender's sole discretion, to perfect the Lender's security interest in the Collateral.

                  (d) Real Property Collateral. The Lender shall have received in form and substance satisfactory to the Lender:

                           (i) A title commitment issued by a title insurance company acceptable to Lender insuring that the deed of trust or mortgage in favor of Lender is a first priority deed of trust or mortgage with such title commitment being in an amount acceptable to Lender and in a form and containing only those exceptions acceptable to Lender;

                           (ii) A survey in form and content acceptable to Lender and which survey shall cause the survey exception to any title insurance policy to be deleted; and

                           (iii) An environmental checklist and questionnaire completed by Borrower with respect to the Collateral.

                  (e) Evidence of Insurance. Receipt by the Lender of copies of insurance policies or certificates of insurance of the Borrower evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Lender as sole loss payee on behalf of the Lender.

                  (f) Corporate Structure. The corporate capital and ownership structure of the Borrower shall be satisfactory in form and substance to the Lender.

                  (g) Certain Consents. Receipt by the Lender of evidence that all governmental, shareholder and material third party consents including, without limitation, written consent, if necessary in the sole discretion of the Lender, of any existing Lenders or bondholders and expiration of all applicable waiting periods without any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on the transactions contemplated by this Agreement or that could reasonably be likely to seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Lender could reasonably be likely to have such effect.

                  (h) Material Adverse Effect. There shall not have occurred a change since December 31, 2002, that has had or could reasonably be expected to have a Material Adverse Effect (including matters related to litigation, tax, accounting, labor, insurance and pension liabilities).

                  (i) Litigation. There shall not exist any (i) order, decree, judgment, ruling or injunction which restrains the consummation of the transactions contemplated by this Agreement or (ii) any pending or threatened action, suit, investigation or proceeding which if adversely determined against the Borrower would have or would reasonably be expected to have a Material Adverse Effect.

                  (j) Other Indebtedness. Receipt by the Lender of evidence that after the funding of the Loans, the Borrower shall have no borrowed money indebtedness other than the indebtedness under the Loan Documents and other than miscellaneous indebtedness which does not exceed $44,500,000.00 in the aggregate.

                  (k) Officer's Certificates. The Lender shall have received a certificate or certificates executed by the president or chief financial officer of the Borrower as of the Effective Date stating that (A) the Borrower is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Loan Documents and the transactions contemplated thereby have been obtained,
         (C) no action, suit, investigation and proceeding is pending or to his knowledge threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrower or any transaction contemplated by the Loan Documents, or could have or might be reasonably expected to have a Material Adverse Effect, (D) immediately after giving effect to this Agreement, the other Loan Documents and all the transactions contemplated therein to occur on such date, (1) the Borrower is solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, and (4) the Borrower is in compliance with each of the financial covenants set forth in Section 34.

                  (l) Fees and Expenses. Payment by the Borrower of all fees and expenses owed by them to the Lender.

                  (m) Opinion of Borrower's Counsel. Delivery of an opinion of Borrower's counsel to Lender in the form attached as Exhibit B.

                  (n) Other. Receipts by the Lender of such other documents, instruments, agreements or information as reasonably requested by Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrower.

         6. Conditions to All Extensions of Credit. In addition to the conditions precedent stated elsewhere herein, the Lender shall not be obligated to make, continue or convert Loans unless:

                  (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2(c).

                  (b) Representations and Warranties. The representations and warranties made by the Borrower in any Loan Document are true and correct in all material respects at and as if made as of such date.

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

                  (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect.

                  (e) Availability. Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof), the sum of the Revolving Loans outstanding shall not exceed the Revolving Committed Amount.

         7. Capacity. Borrower warrants that it is and shall remain a duly organized Tennessee corporation in good standing under the laws of Tennessee, and that Borrower is and shall remain duly qualified to do business in each state other than Tennessee in which the failure to qualify would result in a Material Adverse Effect on Borrower or its business. Borrower warrants that its execution of and performance under this Agreement and all related documents are permitted under and will not violate any provision of Borrower's Charter or By-Laws or any agreement to which Borrower is a party or any law, rule, ordinance, regulation or Court Order to which Borrower is subject. Borrower further warrants that the execution of all necessary resolutions and other prerequisites of corporate action, as applicable, have been duly performed so that the individual executing this Agreement and related documents on behalf of Borrower is duly authorized to bind Borrower by his signature.

         8. No Subsidiaries. Except as set forth on Schedule 8, Borrower warrants that it presently has no subsidiaries or interests in any partnership or other business entity.

         9. Corporate Records. Borrower covenants to maintain or cause to be maintained current corporate minute books and stock ledgers and agrees to allow Lender to inspect the same at any time during normal business hours upon reasonable notice.

         10. Accounting; Books, Records and Property. Borrower warrants that Borrower's accounting complies with applicable "GAAP" and covenants that it will continue to apply GAAP throughout the life of the Revolving Loan and Term Loan. Borrower agrees to allow Lender to inspect Borrower's books and records and the Collateral throughout the life of the Revolving Loan and Term Loan during normal business hours upon reasonable notice.

         11. ERISA. Borrower has not incurred and shall not incur a material accumulated funding deficiency within the meaning of ERISA and has not incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any retirement plan, and no reportable event has occurred and is continuing or shall occur with respect to any welfare or benefit plan maintained by Borrower.

         12. Operation of Restaurants. Borrower represents and warrants to Lender that J. Alexander's Corporation owns Borrower's restaurant located in Lyndhurst, Ohio and leases said restaurant to J. Alexander's Restaurants, Inc., as tenant, pursuant to an unrecorded Lease dated as of January 23, 1996; except for the foregoing lease, there are no unrecorded real property and/or operating leases between J. Alexander's Corporation and any other party with respect to the restaurant located in Lyndhurst, Ohio. Borrower represents and warrants to Lender that J. Alexander's Restaurants, Inc. operates Borrower's restaurant located in the Village of Northbrook, Illinois, and there are no unrecorded real property and/or operating leases between J. Alexander's Restaurants, Inc. and any other party, including, but not limited to, J. Alexander's Corporation with respect to the restaurant located in Northbrook, Illinois.

         13. Insurance. In addition to any specific insurance requirements contained herein or in any other document pertaining to the Loans, Borrower agrees to generally maintain adequate insurance against casualty, liability losses, and business interruption in accordance with customary practices in Borrower's field of enterprise. Borrower agrees to provide Lender with proof of the existence of such insurance upon demand.

         14. Chief Executive Office. Borrower warrants that the address designated herein to which notices are to be sent to Borrower is Borrower's chief executive office. Borrower agrees to notify Lender in writing of any change thereof and agree that the same shall not in any event be moved outside Davidson County, Tennessee, without Lender's prior written consent.

         15. No Defaults Under Other Agreements. Borrower warrants that neither Borrower, nor to the best of Borrower's knowledge, information, and belief, any other party thereto is presently in default beyond any applicable notice and/or cure periods in any material respect under any material contract or agreement to which Borrower is a party, and no condition presently exists which, with the giving of notice, the passing of time, or both, would cause such a default.

         16. Disclosure of Litigation. Except as disclosed on Schedule 16, there are no actions, suits or proceedings pending (including, but not limited to, matters relating to any Environmental Laws), or, to the best of knowledge of Borrower, threatened, against or affecting Borrower or involving the validity or enforceability of any of the Loan Documents, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are covered by insurance in all material respects or that, if adversely determined, would not impair the ability of Borrower to perform each and every one of its obligations under this Agreement, or, if adversely determined, would not materially and adversely affect Borrower's business or Borrower's ability to carry on its business substantially in the manners now conducted (individually or in the aggregate).

         17.      Financial Statements.

                  (a) Warranties. Borrower warrants that Borrower's quarterly and annual financial statements delivered to Lender in connection with the Loans have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and present fairly the financial condition of Borrower as of the date or dates thereof and are true and correct in all material respect. Without limiting the foregoing, Borrower warrants that such financial statements disclose all known material contingent liabilities as well as material direct liabilities. Borrower acknowledges that Lender has advanced (or shall advance) the Loans in reliance upon such financial statements, and Borrower warrants that no Material Adverse Effect has occurred to the financial condition of Borrower as set forth in the most recent financial statements.

                  (b) Reporting Requirements. Borrower covenants to furnish Lender Borrower's annual audited financial statements, annual budget and cash flow projections for the upcoming year within ninety (90) days of the close of the preceding fiscal year. Each audit must be performed by Ernst & Young, or another certified public accountant reasonably acceptable to Lender, at Borrower's expense. In addition, Borrower covenants to furnish to Lender, on or before the forty-fifth (45th) day following the end of the first three fiscal quarters of Borrower's fiscal year, unaudited consolidated income statements, cash flow statements, balance sheets and a covenant calculation report together with an officer's certificate executed by the chief financial officer of Borrower certifying compliance with the financial covenants set forth herein and further stating that, to the best of his knowledge, information and belief, no Default exists hereunder as of the date of the certification. Borrower also covenants to furnish to Lender, upon demand, copies of Borrower's tax returns and additional financial information in form and substance acceptable to Lender.

         18. Notice of Changes in Financial Condition and Defaults. Borrower covenants to give Lender prompt written notice of (i) the creation or discovery of any material additional contingent liability or the occurrence of any other material adverse change in the financial condition of Borrower, and
(ii) the occurrence of any event, or presence of any condition, which constitutes a Default hereunder or which with the giving of notice, the passing of time, or both, would constitute a Default or which would have a Material Adverse Effect. Borrower covenants that it will not change its fiscal year without obtaining the prior written consent of Lender.

         19. No Unpaid Taxes. Borrower has filed or properly extended all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or upon any of its properties or income, which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof, other than any taxes or assessments that could not impair the ability of Borrower to perform each and every one of its obligations hereunder; or materially and adversely affect the ability of Borrower to carry on its business in the manner as now conducted. To the best knowledge of Borrower, no tax liens have been filed against Borrower or any of its properties, that could impair the ability of Borrower to perform each and every one of its obligations hereunder; or materially and adversely affect the business of Borrower.

         20. No Untrue or Misleading Representations. Borrower warrants that no information, exhibit or report furnished in writing by Borrower to Lender in connection with the Loans contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading in any material respect.

         21. Compliance with Law. Borrower warrants that the business activities of Borrower are conducted in material compliance with all applicable laws and regulations. Borrower covenants that such activities shall continue to be so conducted.

         22. Assistance in Litigation. Borrower covenants to, upon request, cooperatively participate in any proceeding in which Borrower is not an adverse party to Lender and which concerns Lender's rights regarding the Loans.

         23. Name. Borrower warrants that during the past five (5) years, Borrower has not been known under or done business under any name other than the name used by Borrower in executing this Agreement. Borrower agrees to give Lender written notice no later than 15 days before Borrower begins using any name other than that used in executing this Agreement.

         24.      Intentionally Omitted.

         25. Fees and Expenses. Upon demand, Borrower will advance to Lender or, at Lender's option, reimburse Lender for, the following fees and expenses:

                  (a) Taxes. All taxes (other than income taxes) that Lender may be required to pay because of the Loans.

                  (b) Administration. All expenses that Lender may incur in connection with the preparation, execution, or enforcement of this Agreement or of any other document pertaining to the Loans;

                  (c) Costs of Collection. All court costs and other costs of collecting any debt, overdraft or other obligation included in the Loans;

                  (d) Litigation. All costs arising from any litigation, investigation, or administrative proceeding (whether or not Lender is a party thereto) that Lender may incur as a result of the Loans or as a result of Lender's association with Borrower, including, but not limited to, expenses incurred by Lender in connection with a case or proceeding involving Borrower under any chapter of the Bankruptcy Code or any successor statute thereto;

                  (e) Fees. All fees, costs or other amounts payable under the Loan Documents; and

                  (f) Attorneys Fees. Reasonable attorneys' fees incurred in connection with any of the foregoing.

         If Lender pays any of the foregoing fees and expenses or if Borrower fails to pay Lender any of the foregoing fees and expenses when due, they shall become a part of the Revolving Loans and shall bear interest at the rate of interest then in effect. This paragraph shall remain in full effect regardless of the full payment of the Loans, the purported termination of this Agreement, the delivery of the executed original of this Agreement to Borrower, or the content or accuracy of any representation made by Borrower to Lender; provided, however, Lender may terminate this paragraph by executing and delivering to Borrower a written instrument of termination specifically referring to this Paragraph.

         26. Further Assurances. Borrower covenants to execute such other documents that Lender may reasonably deem necessary to further evidence the obligations provided for herein.

         27. Default Certificates. Borrower covenants to deliver to Lender, within five (5) business days after request, the certificate of Borrower, or of Borrower's appropriate representative (as specified by Lender) stating whether, to the best of the person's knowledge, information, and belief and after due investigation, a Default then exists under this Agreement. The certificate shall describe with particularity any Default and shall address with particularity any circumstances or subjects described by Lender in its request. Borrower covenants that it will promptly forward to Lender a copy of any notice of default Borrower receives from any party with which any Borrower has a contract, where the amount of such contract exceeds $100,000.00. Borrower covenants that it will promptly forward to Lender copies of any individual litigation matter involving Borrower or any of its property where the amount of such litigation exceeds $100,000.00.

         28. Recitals. Borrower warrants and agrees that the recitals set forth at the beginning of this Agreement relating to it are true.

         29. No Burdensome Agreements. Borrower warrants that Borrower is not a party to any material contract or agreement and is not subject to any material contingent liability that does or may impair the ability of Borrower to perform under the terms of this Agreement. Borrower further warrants that the execution and performance of this Agreement will not cause a default, acceleration or other event under any other contract or agreement to which Borrower or any property of Borrower is subject, and will not result in the imposition of any charge, penalty, lien or other encumbrance against any property of Borrower except in favor of Lender.

         30. Legal and Binding Agreement. Borrower warrants that the execution and performance of this Agreement will not violate any judicial or administrative order or governmental law or regulation, and that this Agreement is valid, binding and enforceable according to its terms, subject to bankruptcy and other laws affecting the rights of creditors generally.

         31. No Consent Required. Borrower warrants that Borrower's execution, delivery and performance of this Agreement does not require the consent of or the giving of notice to any third party including, but not limited to, any other Lender, governmental body or regulatory authority, which has not been obtained.

         32. No Default. Borrower warrants that, as of the execution of this Agreement, no Default exits hereunder and no condition exists which, with the giving of notice, the passing of time, or both, would constitute such a Default.

         33. Negative Covenants. Without Lender's prior written consent, Borrower shall not do any of the following:

                  (a) Other Debt. Incur, create, assume or permit to exist any indebtedness for borrowed money except:

                           (i)      Indebtedness to Lender.

                           (ii) Debts existing as of the execution hereof and disclosed in the financial statements delivered to Lender and any modifications, renewals or extensions thereof and any refinancing of such debt with no increase in the amount of such refinanced debt.

                           (iii) Unsecured debts on open account incurred in the ordinary course of business.

                           (iv) Indebtedness arising from the negotiation and deposit of instruments received in the ordinary course of business.

                           (v) $750,000.00 of additional indebtedness (the "additional indebtedness amount") incurred by Borrower during any calendar year with another lender; to the extent Borrower does not utilize the entirety of the additional indebtedness amount during any calendar year, any portion of the additional indebtedness amount not borrowed by Borrower shall be added to the additional indebtedness amount for the following calendar year.

                  (b) Pledge or Mortgage of Assets. Except for Permitted Liens (together with renewals and extensions thereof), pledge or mortgage any of its existing, or future acquired assets to any other party.

                  (c) Stock Transactions. Redeem any stock, subordinated debt, warrants, or debt securities convertible into stock; provided that Borrower may redeem up to a maximum of $1,500,000.00 of Borrower's currently issued and outstanding common stock, and further provided that Borrower may redeem subordinated debt prior to its stated redemption date, so long as Borrower is not in Default or after giving effect to the proposed transaction, including computing all financial covenants and ratios immediately after such transaction, would not be in Default herewith.

                  (d) Reorganization. Enter into any agreement to merge, consolidate, or otherwise reorganize or recapitalize, or enter into any agreement to acquire stock or assets having a value in excess of $1,000,000.00.

                  (e) ERISA Matters. Suffer or permit any of the following events or conditions to exist or occur: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
         Section 412 of the Code, whether or not waived, shall exist with respect to any ERISA Plan, or any lien shall arise on the assets of the Borrower or any ERISA Affiliate in favor of the PBGC of an ERISA Plan;
         (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for the purposes of Title IV or ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Lender, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA of Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) or ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (f) Fiscal Year; Organizational Documents. Change its fiscal year or materially change its articles or certificate of incorporation or its by-laws.

                  (g) Investments. Purchase or acquire an interest in any stocks, bonds, debentures, instruments or securities other than (i) Permitted Investments, (ii) investments permitted under Section 33(d), and (iii) other investments whereby the amount invested does not exceed $100,000.00.

                  (h)      Management Change. Change its senior management.

                  (i) Change of Business. Make any material change to the business of Borrower as conducted on the Effective Date.

                  (j) Continuation of Business. Liquidate, dissolve or voluntarily suspend business.

         34. Financial Covenants. Borrower shall maintain the following financial covenants as determined by GAAP on a consolidated basis (unless otherwise noted):

                  (a) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio measured at the end of each fiscal quarter computed on a trailing four quarters basis shall be at least 1.50 to 1.00. For purposes hereof, the Fixed Charge Coverage Ratio is defined as: (Net Income plus depreciation and amortization plus interest expense plus rent expense minus the greater of i) total store maintenance capital expenditures (excluding major remodeling or image enhancements), or ii) the total number of Borrower's stores operating for at least 18 months multiplied by $40,000.00) divided by (interest expense plus rent expense plus current maturities of long term debt plus current maturities of capital leases).

                  (b) Maximum Adjusted Debt to EBITDAR Ratio. The Maximum Adjusted Debt to EBITDAR Ratio measured at the end of each fiscal quarter computed on a trailing four quarters basis shall be less than
         4.15 to 1.00. For purposes hereof, the Maximum Adjusted Debt to EBITDAR Ratio is defined as (total Funded Debt minus Invested Funds plus (rent expense multiplied by 8)) divided by EBITDAR. For purposes hereof, Invested Funds is defined as short term, liquid investments such as money markets with maturities generally less than one year in length; provided that investments into any joint venture or any endeavor not consistent with the Borrower's core restaurant operating business without the written consent of Lender shall be specifically excluded. For purposes hereof, EBITDAR is defined as the sum of Net Income for such period (excluding the effect of any extraordinary or non-recurring gains or losses outside of the ordinary course of business) plus an amount which, in the determination of net income for such period has been deducted for (i) interest expense for such period; (ii) total federal, state, foreign or other income taxes for such period; (iii) all depreciation and amortization for such period; and (iv) rent expense, all as determined in accordance with GAAP.

         35.      Environmental Matters

                  (a) Environmental Law Compliance. Borrower warrants and covenants that the conduct of Borrower's business operations do not and will not violate, in any material respect, any federal laws, rules, or ordinance for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation, or rule of common law and any judicial interpretation thereof relating primarily to the environmental or Hazardous Materials and Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in material compliance with all applicable environmental laws. Upon the occurrence of a Default or if necessary to meet any regulatory requirement imposed on any Lender, Borrower agrees to permit Lender, its agents, contractors, and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon five (5) days prior notice for the purpose of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Lender on demand for the costs of any such environmental investigation and audit. Borrower shall provide Lender, its agents, contractors, employees, and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request thereof.

                  (b) Notification of Environmental Claims. Borrower shall immediately advise Lender in writing of (i) any and all material enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all material claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Lender of any material remedial action taken by Borrower with respect to Borrower's business operations.

                  (c) Indemnification. Borrower shall indemnify, defend, and hold Lender and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs, or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the worker's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Lender, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loans.

         36. Default Defined. The occurrence of any one or more of the following events shall constitute a Default under this Agreement:

                  (a) Monetary Default. The failure of Borrower to timely pay any amount due Lender under the Loans as and when due.

                  (b) Breach of Covenant. The failure of Borrower to comply with any of the terms and obligations of this Agreement (other than those addressed in a, c, d, e, f or g hereof) for a period of 30 days.

                  (c) Breach of Warranty. Lender's discovery that any representation or warranty in connection with this Agreement or the Loans or any other Loan Document was materially false when made.

                  (d) Default Under Other Document. Subject to applicable cure periods, the occurrence of a default under the terms of any document evidencing or otherwise pertaining to the Loans, including, without limitation, the Loan Documents or the occurrence of a default under the terms of any document evidencing or otherwise pertaining to any other extension of credit by Lender or any affiliate of Lender to Borrower.

                  (e) Voluntary Bankruptcy. The Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

                  (f) Involuntary Bankruptcy. An involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the bankruptcy laws as now or hereafter in effect.

                  (g) Default Under Other Loans. Subject to any grace or cure periods, the occurrence of a default under the terms of any document or agreement evidencing, securing or otherwise pertaining to the extension of credit in excess of $50,000.00 by any other party to Borrower, the default, which if not cured, would permit the acceleration of the debt.

                  (h) Judgment. The entry of a judgment against Borrower or any of its property in an amount is excess of $100,000.00 which is not either satisfied or bonded off prior to the time execution could issue under such judgment.

                  (i) Collateral. Should any Lien in favor of Lender on any Collateral prove to be unperfected, unenforceable or void or should Borrower assert that with respect to any such Lien.

         37. Remedies Upon Default. Upon a Default, Lender may exercise any or all of the following remedies:

                  (a) Remedies. Lender, may exercise any right that it may have at law or equity, including those under the Loan Documents and including an action to collect the Loans and foreclosure on some or all of the Collateral. All obligations of Lender to advance or readvance under the Revolving Loans will terminate. Lender, at its option, may increase the rate of interest on the Loans to the Default Rate.

                  (b) Application of Proceeds. All amounts received by Lender for Borrower's account by exercise of its remedies hereunder shall be applied as follows: First, to the payment of all reasonable expenses incurred by Lender in exercising their rights hereunder, including reasonable attorney's fees, and any other expenses due Lender from Borrower; Second, to the payment of all interest included in the Loans, in such order as Lender may elect; Third, to the payment of all principal included in the Loans, in such order as Lender may elect; and Fourth, surplus to Borrower or other party entitled thereto.

         38. Reversal of Payments. To the extent Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the collateral, if applicable, which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Loans or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

         39. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon and after the occurrence of any Default and during the continuance thereof, the Lender, and any assignee or participant of a Lender, is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender, or any such assignee or participant to or for the credit or the account of Borrower against and on account of the Loans irrespective of whether or not (a) the Lender shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Lender shall have declared any or all of the Loans to be due and payable and although such Loans shall be contingent or unmatured.

         40. Arbitration. Any controversy or claim between or among the parties to this Agreement or any related loan or collateral agreements or instruments (collectively, "Loan Documents"), including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the arbitration of commercial disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "special rules" set forth below. In the event of any inconsistency, the special rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to the Loan Documents may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

         The following "Special Rules" shall apply. The arbitration shall be conducted in Nashville, Tennessee and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

         Nothing in the foregoing arbitration shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in the Loan Documents; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the rights of Lender under the Loan Documents (a) to exercise self help remedies such as (but not limited to) set-off, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, possession of collateral or the appointment of a receiver. Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to the Loan Documents. At Lender's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise or self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         41. Not Partners; No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render Lender a partner of Borrower for any purpose. This Agreement has been executed for the sole benefit of Lender, Borrower and no third party is authorized to rely upon Lender's rights hereunder or to rely upon an assumption that Lender has or will exercise its rights under this Agreement or under any document referred to herein.

         42. Regulation U. Borrower warrants that none of the proceeds of the loan evidenced by the Note will be used to purchase or carry "margin stock," as defined in Regulation U issued by the Federal Reserve Board.

         43. Business Days. If any payment date under the Revolving Loans falls on a day that is not a Business Day of Lender, or if the last day of any notice period falls on such a day, the payment shall be due and the notice period shall end on the next succeeding Business Day of Lender.

         44. Notices. Any communications concerning this Agreement or the credit described herein shall be addressed as follows:

                  As to Borrower:

                  J. Alexander's Corporation
                  3401 West End Avenue, Suite 260
                  Nashville, TN  37203

                  J. Alexander's Restaurants, Inc.
                  3401 West End Avenue, Suite 260
                  Nashville, TN  37203

                  With a Copy to:

                  Bass, Berry & Sims, PLC
                  Attention:  Felix Dowsley
                  315 Deaderick Street, Suite 2700
                  Nashville, TN  37238-0002

                  As to Lender:

                  Bank of America, N.A.
                  Attention:  Thomas Kilcrease
                  414 Union Street
                  Nashville, TN  37239

                  With a copy to:

                  Neal & Harwell, PLC
                  Attention:  James R. Kelley
                  2000 One Nashville Place
                  150 Fourth Avenue North
                  Nashville, Tennessee 37219-2498

                  Communications to be given to a party shall be effective when actually or constructively received by such party or three (3) days after when set forth in writing and mailed by certified mail, return receipt requested, or hand-delivery to such party's address stated above. Any party may change its address for receipt of notices by submitting the change in writing to the other party.

         45. Participations. Lender may, from time to time, in its sole discretion, and without notice to Borrower, sell participations in any credit subject hereto to such other investors or financial institutions as it may elect. Such participants will have no direct relationship with Borrower and will have no right with respect to waivers or amendments or default declarations. Lender may from time to time disclose to any participant or prospective participant such information as the Lender may have regarding the financial condition, operations, and prospects of Borrower, but the Lender shall take reasonable precautions to require such participant or prospective participant to keep such information confidential.

         46. Incorporation of Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement are incorporated herein by this reference.

         47. Indulgence Not Waiver. Lender's indulgence in the existence of a default hereunder or any other departure from the terms of this Agreement shall not prejudice Lender's rights to declare a default or otherwise demand strict compliance with this Agreement.

         48. Cumulative Remedies. The remedies provided Lender in this Agreement are not exclusive of any other remedies that may be available to Lender under any other document or at law or equity.

         49. Amendments, Waiver and Consents. Neither this Agreement nor any other Loan Documents nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Lender and the Borrower.

         50. Assignment. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of Borrower and Lender, except that Borrower shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lender. Any attempted assignment or delegation by Borrower without the required prior consent shall be void.

         51. Entire Agreement. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein.

         52. Severability. Should any provision of this Agreement be invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

         53. Time of Essence. Time is of the essence of this Agreement, and all dates and time periods specified herein shall be strictly observed, except that Lender may permit specific deviations therefrom by its written consent.

         54. Applicable Law. The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Loans shall be determined according to the laws of Tennessee applicable to contracts executed and performed entirely within that state, in which state this Agreement has been executed and delivered.

         55. Gender and Number. Words used herein indicating gender or number shall be read as context may require.

         56. Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective paragraphs.

         Executed the date first written above.

                           BANK OF AMERICA, N.A.



                           By: Thomas L. Kilcrease, Jr.
                               --------------------------------------------
                           Title: Senior Vice President
                                  -----------------------------------------

                           J. ALEXANDER'S CORPORATION



                           By: R. Gregory Lewis
                               ---------------------------------------------
                           Title: Vice President and Chief Financial Officer
                                  ------------------------------------------

                           J. ALEXANDER'S RESTAURANTS, INC.



                           By: R. Gregory Lewis
                               ---------------------------------------------
                           Title: Vice President
                                  ------------------------------------------

                                   SCHEDULE 1

                                 PERMITTED LIENS

                                   SCHEDULE 8

                                  SUBSIDIARIES

Company/Subsidiary Name: Nature of Business

1. J. Alexander's Corporation: Common parent corporation, Florida restaurant operations, and real estate ownership.

2. Union Leasing Corporation: Owns very small portfolio of restaurant stocks; otherwise inactive.

3. VCE Restaurants, Inc.; Inactive subsidiary; was Wendy's operating company.

4. Volunteer Capital West, Inc.: Leasing of former Wendy's properties. Limited activity.

5.       J. Alexander's Restaurants, Inc.: Restaurant operating subsidiary.

6. J. Alexander's Restaurants of Kansas, Inc.: Operating subsidiary for Kansas restaurant.

7. J. Alexander's Restaurants of Texas, Inc.: Operating subsidiary for Texas restaurant.

8.       JAX Holdings, Inc.: Holding company for VCE Restaurants, Inc.

9. *JAX Real Estate, LLC: Owns real estate mortgaged to GE Capital Franchise Finance Corporation and leases to operating subsidiary.

10.      *JAX RE Holdings, LLC: Holding Company for JAX Real Estate, LLC.

11. *JAX Real Estate Management, Inc.: Management Company for JAX Real Estate, LLC and JAX RE Holdings, LLC.

12.      J. Alexander's of Kansas, LLC: Gift Card Business.

*See     Note D to Consolidated Financial Statements included in J. Alexander's
Corporation's 2002 Annual Report to Shareholders.

                                   SCHEDULE 16

                                   LITIGATION

None.